Exhibit 99.2

FACTORY POINT BANCORP, INC.

4928 Main Street

Manchester Center, Vermont 05255

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Beaulieu and Tamara E. Heaton, or either of them, with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of Factory Point Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at The Equinox Hotel, 3567 Main Street, Manchester Village, Vermont on August 28, 2007 at 2:00 p.m., local time, or any adjournment or postponement thereof, on the following matters:

1.               Approval and adoption of the Agreement and Plan of Merger, dated as of May 14, 2007, by and between Berkshire Hills Bancorp, Inc. and Factory Point Bancorp, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.               Approval and adoption of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger, dated as of May 14, 2007, by and between Berkshire Hills Bancorp, Inc. and Factory Point Bancorp, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.               Transaction of such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

Please sign exactly as name appears below.  If there are two or more owners, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:	, 2007

(Signature)

(Signature, if held jointly)

YOUR VOTE IS IMPORTANT.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.